EXHIBIT 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

VOID AFTER 5:00 P.M., PACIFIC TIME, ON THE TENTH ANNIVERSARY OF THE DATE OF ISSUANCE (AS HEREINAFTER DEFINED), OR IF NOT A BUSINESS DAY, ON THE NEXT FOLLOWING BUSINESS DAY.

WARRANT NO.

COMMON STOCK PURCHASE WARRANT

This certifies that, for value received, [Investor], and its registered, permitted assigns or successors in interest (the “Registered Holder”), is entitled to purchase from Pacific DataVision, Inc., a California corporation (the “Company”), subject to the terms and conditions hereof, at any time during the Exercise Period (as hereinafter defined), [Number of warrants] fully paid and non-assessable shares of Common Stock (as hereinafter defined) of the Company.

1. Definitions. As used in this Warrant, the following terms shall have the meanings set forth below:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means any corporation or business entity which controls, is controlled by or is under common control with a party.

“Control” shall include, without limitation, direct or indirect ownership of fifty percent (50%) or more of the voting shares or voting interest of such corporation or business entity, so long as such party has the right to direct the management of the business and operations of such corporation or business entity.

“Common Stock” means the Company’s Common Stock, no par value.

“Date of Issuance” shall mean August 6, 2004.

“Exercise Price” shall mean $5.00 per share.

“Fair Market Value” shall be equal to either (i) if the exercise of this Warrant occurs in connection with an initial public offering of the Company, then the Fair Market Value shall be equal to the “initial price to public” specified in the final prospectus with respect to the initial public offering or (ii) if the exercise of this Warrant does not occur in connection with an initial public offering of the Company, the fair market value of the Common Stock as determined in good faith by the Company’s board of directors.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of August 6, 2004, by and among the Company and the Investors listed on Schedule A thereto.

“Person” means an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

“Warrant” means this Warrant and all stock purchase warrants issued in exchange herefore pursuant to the terms hereof.

“Warrant Stock” means shares of the Company’s authorized but unissued Common Stock issuable upon exercise of this Warrant.

2. Exercise of Warrant.

2.1 Exercise Period. The Registered Holder may exercise the purchase rights represented by this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), at any time and from time to time on or after the Date of Issuance and prior to 5:00 p.m. (Pacific Time) on the tenth anniversary of the Date of Issuance, or if that day is not a business day, the next following business day (the “Exercise Period”).

2.2 Exercise Procedure.

(a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

(i) a completed Irrevocable Subscription substantially in the form attached hereto as Exhibit A, (an “Irrevocable Subscription”) executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(ii) this Warrant;

(iii) an Assignment or Assignments substantially in the form attached hereto as Exhibit B (an “Assignment”), evidencing the assignment of this Warrant to the Purchaser, if applicable; and

(iv) either (A) a wire transfer or check payable to the Company in an amount equal to the product obtained by multiplying the Exercise Price by the number of shares of Warrant Stock issuable upon such exercise (the “Aggregate Exercise Price”); (B) instruments or certificates, duly endorsed for transfer, evidencing debt or equity securities of the Company having a value (as mutually agreed upon by the Registered Holder and the Company) equal to the Aggregate Exercise Price of the Warrant Stock issuable upon exercise; or (C) a written notice to the Company that the Registered Holder is exercising the Warrant (or a portion thereof) in whole or in part at any time or from time to time prior to its expiration for a number of shares of Warrant Stock having an aggregate Fair Market Value on the date of such exercise (as determined hereunder) equal to the difference between (x) the Fair Market Value of the number of shares of Warrant Stock subject to the Warrant designated by the Registered Holder on the date of the exercise and (y) the aggregate exercise price of the Warrant Stock otherwise payable by the Registered Holder for such designated shares. Upon any such exercise, the number of shares of Warrant Stock purchasable upon exercise of the Warrant shall be reduced by such designated number of shares of Warrant Stock and, if a balance of purchasable shares of Warrant Stock remains after such exercise, the Company shall execute and deliver to the Registered Holder a new Warrant for such balance of shares of Warrant Stock. No payment of any cash or other consideration by the Company shall be required, except as otherwise specifically provided in Section 2.2(e) below. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Registered Holder that the exchange pursuant to this section be made, or at such later date as may be specified in such request.

(b) The Company promptly shall issue and deliver to the Person or Persons at the address or addresses specified by the Purchaser a certificate or certificates evidencing the appropriate number of shares of Warrant Stock to which the Purchaser is entitled as of the Exercise Date. The Registered Holder of this Warrant or its designee shall receive a replacement warrant representing any rights which have not expired or been exercised in accordance with the terms hereof.

(c) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date. The person or persons entitled to receive the Warrant Stock shall be treated for all purposes as the record holder of such Warrant Stock as of such date.

(d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise.

(e) If a fractional share of Warrant Stock would, but for the provisions of this Section 2.2, be issuable upon exercise of the rights represented by this Warrant, the Company shall promptly deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the proportionate Exercise Price of such fractional share.

3. Prior Notice as to Certain Events. In the event that during the term of this Warrant:

(a) there shall be any reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or a sale or disposition of all or substantially all its assets; or

(b) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in each such case, the Company shall give prior written notice, by first class mail, postage prepaid, addressed to the Registered Holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall describe the material terms of the transaction and also specify the date on which the holders of record of the Warrant Stock shall be entitled to exchange their stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given not less than ten (10) business days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto. In addition, the Registered Holder shall be entitled to the same rights as any holder of Common Stock to receive notice of any such action or event.

4. Reservation of Common Stock. The Company will reserve and keep available for issuance upon the exercise of the Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, and upon such issuance such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable, and free from all liens and charges with respect to the issuance thereof.

5. No Voting Rights. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

6. Restrictions on Transfer.

6.1 Subject to the restrictions on the transferability of this Warrant set forth in Section 6.2 below, this Warrant and all rights hereunder are transferable, in whole or in part, by the Registered Holder to any Affiliate of the Registered Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company, provided that such transferee has agreed in writing for the benefit of the Company to be bound by this Section 6 and the Investor Rights Agreement, to the extent the provisions of Section 6 and the Investor Rights Agreement are then applicable.

6.2 Registered Holder agrees not to make any disposition of all or any portion of the Warrant or Warrant Stock, as applicable, unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (a) such Registered Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (b) if reasonably requested by the Company, such Registered Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

6.3 Notwithstanding the provisions of Section 6.2 above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Registered Holder to any of its Affiliates or by a Registered Holder that is a limited liability company to a member of such limited liability company, that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such member, partner or retired partner or the transfer by gift, will or intestate succession of any member or partner to his or her spouse or to the siblings, lineal descendants or ancestors of such member, partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Registered Holder hereunder.

6.4 Upon request of the representative of the underwriters of Common Stock (or other securities) of the Company, the Registered Holder hereby agrees that such Registered Holder shall enter into a customary form of agreement not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Registered Holder (other than those included in the registration) for a period specified by the Company’s Board of Directors upon advice of the underwriters of Common Stock (or other securities) of the Company, such period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act; provided, however, that:

(a) such agreement shall apply only to the Company’s initial public offering; and

(b) all officers, directors and key employees of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements.

6.5 The certificates representing the securities issuable upon exercise of this Warrant shall have affixed thereto a legend in substantially the following form, in addition to other legends required by applicable state law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, OR APPLICABLE

STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

6.6 In connection with the issuance and exercise of this Warrant, the Registered Holder represents and warrants to the Company that it is an “institutional investor” or an “accredited investor” as defined under applicable federal and state securities laws and shall acquire the securities issuable upon such exercise for investment purposes, and not with a view to distributing the same.

7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, without expense, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the Date of Issuance of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

8. Miscellaneous.

8.1 Amendment and Waiver. This Warrant is one of a series of Warrants (collectively, the “Transaction Warrants”) issued by the Company in connection with that certain Series B Preferred Stock and Warrant Purchase Agreement, dated as of August 6, 2004, by and among the Company and the Investors listed on Schedule A thereto (the “Purchase Agreement”). Except as otherwise provided herein, the provisions of the Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only upon the written consent of the Company and the Registered Holders representing at least a majority of the shares of Warrant Stock issued or issuable upon the exercise of all Transaction Warrants (the “Consenting Registered Holders”). Unless otherwise agreed to by the Consenting Registered Holders and the Company, any amendment shall be binding upon and enforceable against all Registered Holders and shall apply to all Transaction Warrants, including any replacement warrants issued in accordance with the terms herein.

8.2 Notices. Any notices required to be sent to a Registered Holder will be delivered to the address of such Registered Holder shown on the books of the Company. All notices required or permitted hereunder, to be effective, shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

8.3 Descriptive Headings; Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof.

8.4 Successors and Assigns. Subject to Section 6, the provisions of this Warrant shall be binding upon, and inure to the benefit of, the respective heirs, personal representatives, successors and assigns of the parties hereto.

8.5 Severability. In the event that any one or more of the provisions of this Warrant shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Warrant operate or would prospectively operate to invalidate this Warrant, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Warrant and the remaining provisions of this Warrant shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

8.6 Waiver of Jury Trial. COMPANY AND REGISTERED HOLDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS AGREEMENT. EACH OF COMPANY AND REGISTERED HOLDER ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO THE OTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. COMPANY AND REGISTERED HOLDER EACH AGREE THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

8.7 Adjustments.

(a) If at any time while this Warrant is outstanding there is any change in the outstanding shares of capital stock of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Registered Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares as the Registered Holder would have owned had the Warrant been exercised prior to the event and had the Registered Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of shares of Warrant Stock subject to this Warrant.

(b) If at any time while this Warrant is outstanding there is any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the Company’s capital stock shall be entitled to receive stock, securities or other assets or property (an “Organizational Change”), then, as a condition of such Organizational Change, lawful and adequate provisions shall be made by the Company whereby the Registered Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Warrant Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Warrant Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organizational Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Registered Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

(c) Upon each adjustment of the Warrant and no later than thirty (30) days after the event causing the adjustment has occurred, the Company at its expense shall promptly compute such adjustment and furnish Registered Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Registered Holder a certificate setting forth the Exercise Price and the number of shares of Warrant Stock in effect upon the date thereof, including the series of adjustments leading to such Exercise Price and Warrant Stock.

8.8 No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Registered Holder against impairment. Prior to the termination of this Warrant according to its terms, the Company will not at any time close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

8.9 Loss or Mutilation. Upon receipt by the Company from any Registered Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will, on such terms as to indemnity or otherwise as it may, in its reasonable discretion impose, execute and deliver in lieu hereof a new Warrant of like tenor in replacement.

8.10 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder, shall give rise to any liability of such Registered Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Date of Issuance.

PACIFIC DATAVISION

By:
Peter Lasensky
Chief Executive Officer and President

EXHIBIT A

IRREVOCABLE SUBSCRIPTION

To: Pacific DataVision

Gentlemen:

(1) The undersigned hereby elects to purchase                 shares of Common Stock of Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

(2) The undersigned hereby elects to purchase                 shares of Common Stock of Company pursuant to a non-cash exercise of the Warrant as provided in Section 2.2(a)(iv)(C) of the Warrant.

The certificates for such shares shall be issued in the name of:

(Name)

(Address)

(Taxpayer Number)

and delivered to:

(Name)

(Address)

If the Exercise Period has not expired and the above shares of Common Stock do not include all of the shares of Common Stock issuable as provided in the Warrant, the undersigned directs that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable under the Warrant be delivered to the undersigned.

Date:

Signed:
(Name of Registered Holder, Please Print)

(Address)

(Signature)

EXHIBIT B

ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers unto:

(Name)

(Address)

all right, title and interest of the undersigned under the attached Warrant to purchase                 shares of Common Stock of Pacific DataVision, to which the Warrant relates, and does hereby irrevocably appoint             attorney to register such transfer on the books of Pacific DataVision, with full power of substitution in the premises. If the Exercise Period has not expired and the above shares of Common Stock do not include all of the shares of Common Stock issuable as provided in the Warrant, the undersigned directs that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable under the Warrant be delivered to the undersigned.

Done this             day of                     200    .

(Signature)

(Name and title)

(Address)